                                                                     Exhibit 4.8

                             FOURTH AMENDMENT TO THE
            GIANT INDUSTRIES, INC. & AFFILIATED COMPANIES 401(k) PLAN

         WHEREAS, Giant Industries, Inc. (the "Corporation") has adopted and subsequently amended and restated the GIANT INDUSTRIES, INC. & AFFILIATED COMPANIES 401(k) PLAN (the "Giant Plan"), in the form of The CORPORATEplan for Retirement(SM) Profit Sharing/401(k) Plan Fidelity Basic Plan Document No. 02 (a prototype plan sponsored by Fidelity Management and Research Corporation), by executing an Adoption Agreement; and

         WHEREAS, Giant Industries, Inc. (the "Corporation") has adopted and subsequently amended and restated the GIANT YORKTOWN 401(k) RETIREMENT SAVINGS PLAN (the "Yorktown Plan"), in the form of The CORPORATEplan for Retirement(SM) Profit Sharing/401(k) Plan Fidelity Basic Plan Document No. 02 (a prototype plan sponsored by Fidelity Management and Research Corporation), by executing an Adoption Agreement; and

         WHEREAS, Section 16.02 of The CORPORATEplan for Retirement(SM) Profit Sharing/401(k) Plan Fidelity Basic Plan Document No. 02 provides for the amendment of the Plan by the Employer; and

         WHEREAS, the Corporation desires to merge the Giant Yorktown 401(k) Retirement Savings Plan with the Giant Industries, Inc. & Affiliated Companies 401(k) Plan; and

         NOW THEREFORE,

1. Effective March 1, 2004, Sections 1.01(g)(2), (3), and (5) are amended as shown on page 1 of the attachment.

2. Effective March 1, 2004, Section 1.04(c)(2)(E) is amended as shown on page 1 of the attachment.

3. Effective March 1, 2004, Sections 1.05(a) and (b) are amended by deleting the following at the conclusion of 1.05(b)(2):

                  "..., and any Compensation for the portion of the Plan Year during which the employee is classified by the Employer as an employee of Giant Yorktown, Inc."

4. Effective March 1, 2004, Section 1.10(a)(2) is amended by adding the following at the conclusion:

                  "With regard to Deferral Contributions, the Employer may make a Matching Employer Contribution using a separate matching contribution formula for each group classified by the Employer, with respect to the Deferral Contributions and Compensation while the Participant is a member of the respective group. The separate groups shall be: (1) those Participants who are employees of the Employer (other than those classified by the Employer as employees of Giant Yorktown, Inc.) (the "Giant Group") and (2) those Participants classified by the Employer as employees of Giant Yorktown, Inc. (the "Yorktown Group").

                  "With regard to Catch-up Contributions, the Employer may make a Matching Employer Contribution only for those Participants in the Giant Group.

                  "For purposes of this Section 1.10(a)(2), and only with respect to Participants in the Yorktown
                  Group, After-Tax Contributions shall be included in Deferral Contributions."

5. Effective March 1, 2004, Section 1.11(b)(1) is amended by adding the following as a second paragraph:

                  "For purposes of this Section 1.11(b)(1) the term 'eligible Active Participant' shall be defined as those Participants in the Giant Group. In the case of a Participant who is in the Yorktown Group for part of the Plan Year and in the Giant Group for part of the Plan Year, Compensation shall exclude Compensation while part of the Yorktown Group."

6. Effective March 1, 2004, Section 1.14(a) is amended as shown on page 2 of the attachment.

7. Effective March 1, 2004, Section 1.18(c)(1)(A) is amended as shown on page 2 of the attachment.

8. Effective March 1, 2004, Section 1.19(b) is amended as shown on page 3 of the attachment.

9. Effective March 1, 2004, Section 1.21(d)(2) is amended as shown on page 3 of the attachment.

10.      Effective March 1, 2004, the Addendum re: Vesting Schedule, Section
(a)(2) is revised to state: "Employees hired as a member of the Giant Group prior to January 1, 2004."

11. Effective March 1, 2004, Section 10.05(a)(5) of the Basic Plan Document is renumbered as 10.05(a)(6), and the following Section 10.05(a)(5) is add:

                  "(5) payment of funeral expenses for the Participant's spouse, children or dependants; or

IN WITNESS WHEREOF THE EMPLOYER has caused this amendment to be executed this _____ day of February, 2004, by its duly authorized officer, effective as stated herein.

                                                   GIANT INDUSTRIES, INC.

                                                   By:    /s/ NATALIE R. DOPP
                                                          ---------------------
                                                   Title: VP, Human Resources

                               THE CORPORATEPLAN
                              FOR RETIREMENTS(SM)

                          (PROFIT SHARING/401(K) PLAN)

                           A FIDELITY PROTOTYPE PLAN

                  Non-Standardized Adoption Agreement No. 001
                                  For use With
                      Fidelity Basic Plan Document No. 02

Plan Number: 40292
The CORPORATEp1an for Retirement(SM)                             Non-Std PS Plan
                                                                      12/05/2001

                             (C) 2001 FMR Corp. All
                                rights reserved.

                         ADOPTION AGREEMENT
                              ARTICLE 1
             NON-STANDARDIZED PROFIT SHARING/401(K) PLAN

1.01

     (g)  PLAN STATUS (check appropriate box(es)):

          (2)  [X]   Amendment Effective Date: 03/01/2004

               This is (check one):

               (A)   [x]   an amendment and restatement of a Basic Plan Document
                           No. 02 Adoption Agreement previously executed by the Employer; or

          (3)  [ ]   This is an amendment and restatement of the Plan and the
                     Plan was not amended prior to the effective date specified in Subsection 1.01 (g)(2) above to comply with the requirements of the Acts specified in the Snap Off Addendum to the Adoption Agreement. The provisions specified in the Snap Off Addendum are effective as of the dates specified in the Snap Off Addendum, which dates may be prior to the Amendment Effective Date. Please read and complete, if necessary, the Snap Off Addendum to the Adoption Agreement.

          (5)  [ ]   PLAN MERGER EFFECTIVE DATES. Certain plan(s) were merged
                     into the Plan and certain provisions of the Plan are effective with respect to the merged plan(s) as of a date other than the date specified above. Please complete the Special Effective Dates Addendum to the Adoption Agreement indicating the plan(s) that have merged into the Plan and the effective date(s) of such merger(s).

1.04 COVERAGE

     (c)  ELIGIBLE CLASS OF EMPLOYEES (check one):

          NOTE: The Plan may not cover employees who are residents of Puerto Rico. These employees are automatically excluded from the eligible class, regardless of the Employer's selection under this Subsection 1.04(c).

          (1)  [ ]   includes all Employees of the Employer.

          (2)  [X]   includes all Employees of the Employer except for (check
          the appropriate box(es)):

               (A)   [X]   employees covered by a collective bargaining
                           agreement.

               (B)   [ ]   Highly Compensated Employees as defined in Code
                           Section 414(q).

               (C)   [X]   Leased Employees as defined in Subsection 2.01(cc).

Plan Number: 40292
The CORPORATEp1an for Retirement(SM)                             Non-Std PS Plan
                                                                      12/05/2001

                             (C) 2001 FMR Corp. All
                                rights reserved.

               (D)   [X]   nonresident aliens who do not receive any earned
                           income from the Employer which constitutes United
                           States source income.

               (E)   [ ]   other:

                     NOTE: The Employer should exercise caution when excluding employees from participation in the Plan. Exclusion of employees may adversely affect the Plan's satisfaction of the minimum coverage requirements, as provided in Code
                     Section 4 10(b).

1.14 DEFINITION OF DISABLED

     A Participant is disabled if he/she (check the appropriate box(es)):

     (a) [X] satisfies the requirements for benefits under the Employer's long-term disability plan.

     (b) [X] satisfies the requirements for Social Security disability benefits.

     (c) [ ] is determined to be disabled by a physician approved by the Employer.

1.18 IN-SERVICE WITHDRAWALS

     PARTICIPANTS MAY MAKE WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT UNDER THE FOLLOWING CIRCUMSTANCES (check the appropriate box(es)):

     (c)  WITHDRAWAL OF EMPLOYEE CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS -

          (1) Unless otherwise provided below, Employee Contributions may be withdrawn in accordance with Section 10.02 at any time.

               (A)   [ ]   Employees may not make withdrawals of Employee
                           Contributions more frequently than:

Plan Number: 40292
The CORPORATEp1an for Retirement(SM)                             Non-Std PS Plan
                                                                      12/05/2001

                             (C) 2001 FMR Corp. All
                                rights reserved.

1.19 FORM OF DISTRIBUTIONS

     SUBJECT TO SECTION 13.01, 13.02 AND ARTICLE 14, DISTRIBUTIONS UNDER THE PLAN SHALL BE PAID AS PROVIDED BELOW. (Check the appropriate box(es) and, if any forms of payment selected in (b), (c) and/or (d) apply only to a specific class of Participants, complete Subsection (b) of the Forms of Payment Addendum.)

     (a) LUMP SUM PAYMENTS - Lump sum payments are always available under the Plan.

     (b) [X] INSTALLMENT PAYMENTS - Participants may elect distribution under a systematic withdrawal plan (installments).

1.21 TOP HEAVY STATUS

     (d) IF THE PLAN IS OR IS TREATED AS A "TOP-HEAVY PLAN" FOR A PLAN YEAR, THE FOLLOWING VESTING SCHEDULE SHALL APPLY INSTEAD OF THE SCHEDULE(S) ELECTED IN SUBSECTION 1.15(b) FOR SUCH PLAN YEAR AND EACH PLAN YEAR THEREAFTER (check one):

          (1)  [ ]   Not applicable. (CHOOSE ONLY IF EITHER (a) PLAN PROVIDES
                     FOR NONELECTIVE EMPLOYER CONTRIBUTIONS AND THE SCHEDULE
                     ELECTED IN SUBSECTION 1.15(b) (1) IS AT LEAST AS FAVORABLE
                     IN ALL CASES AS THE SCHEDULES AVAILABLE BELOW OR (b) PLAN
                     COVERS ONLY EMPLOYEES SUBJECT TO A COLLECTIVE BARGAINING
                     AGREEMENT.)

          (2)  [X]   100% vested after 3 (NOT IN EXCESS OF 3) years of Vesting
                     Service.

          (3)  [ ]   Graded vesting:

                                        MUST
YEARS OF VESTING SERVICE   VESTING       BE
                          PERCENTAGE  AT LEAST
----------------------------------------------
           0                              0%
           1                              0%
           2                             20%
           3                             40%
           4                             60%
           5                             80%
       6 or more                        100%

               NOTE: If the Plan provides for Nonelective Employer Contributions and the schedule elected in Subsection 1.1 5(b)( 1) is more favorable in all cases than the schedule elected in Subsection 1.21(d) above, then the schedule in Subsection 1.1 5(b)( 1) shall continue to apply even in Plan Years in which the Plan is a "top-heavy plan".

Plan Number: 40292
The CORPORATEp1an for Retirement(SM)                             Non-Std PS Plan
                                                                      12/05/2001

                             (C) 2001 FMR Corp. All
                                rights reserved.

                            AMENDMENT EXECUTION PAGE

         This page is to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to this execution page.

         The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended  Page  Effective Date
-------------------------------------
    1.01                 03/01/2004
    1.04                 03/01/2004
    1.14                 03/01/2004
    1.18                 03/01/2004
    1.19                 03/01/2004
    1.21                 03/01/2004

         IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 23rd day of February, 2004.

Employer:  Giant Industries, Inc.      Employer:

By:        /s/ NATALIE R. DOPP         By:
           -----------------------               -------------------------------

Title:     VP, Human Resources         Title:

Accepted by:

Fidelity Management Trust Company, as Trustee

By:                                    Date:
       ---------------------------           ----------------------

Title:
       ---------------------------

Plan Number: 40292
The CORPORATEp1an for Retirement(SM)                             Non-Std PS Plan
                                                                      12/05/2001

                             (C) 2001 FMR Corp. All
                                rights reserved.

                                    ADDENDUM

                           RE: SPECIAL EFFECTIVE DATES
                                       FOR

PLAN NAME: Giant Industries. Inc. & Affiliated Companies 401(k) Plan

(b)  [x]   PLAN MERGER EFFECTIVE DATES - The following plan(s) were merged into the Plan after the Effective Date indicated in Subsection 1.01 (g)(
           1) or (2), as applicable. The provisions of the Plan are effective with respect to the merged plan(s) as of the date(s) indicated below:

     (1)   NAME OF MERGED PLAN:_________________________________________________

           Giant Yorktown 401(k) Retirement Savings Plan________________________
           _____________________________________________________________________

           Effective date:  03/01/2004

Plan Number: 40292
The CORPORATEp1an for Retirement(SM)                             Non-Std PS Plan
                                                                      12/05/2001

                             (C) 2001 FMR Corp. All
                                rights reserved.